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                                                                    EXHIBIT 23.3



     As independent appraisers, we hereby consent to the reference of our valuation study which was rendered to Group 1 Automotive, Inc. to assist the Company in determining the discount to be applied to the Common Stock issued in connection with the Acquisitions and to the use of our name as experts regarding that valuation study in the "Experts" section of the Registration Statement.



Willamette Management Associates, Inc.


October 24, 1997